FOR IMMEDIATE RELEASE

Lear Contacts:
Alicia Davis
(248) 447-1781

Ed Lowenfeld
(248) 447-4380

Lear Reports Second Quarter 2020 Results

SOUTHFIELD, Mich., August 4, 2020 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the second quarter 2020.

Lear’s second quarter financial results were significantly impacted by the COVID-19 pandemic, which resulted in unprecedented extended shutdowns of automotive industry production. Global vehicle production declined by 46% compared to a year ago, and, on a Lear sales-weighted basis, global vehicle production was down 55%.

Second Quarter 2020 Highlights

•	Sales of $2.4 billion, compared to $5.0 billion in the second quarter of 2019

•	Net loss of $(294) million and adjusted net loss of $(249) million, compared to net income of $183 million and adjusted net income of $236 million in the prior year

•	Core operating earnings of $(248) million, compared to $352 million in the second quarter of 2019

•	Earnings per share of $(4.89) and adjusted earnings per share of $(4.14), compared to $2.92 and $3.78, respectively, in the second quarter of 2019

•
Net cash used by operating activities of $(525) million and free cash flow of $(611) million, compared to net cash provided by operating activities of $404 million and free cash flow of $268 million in the second quarter of 2019

•	Cash and cash equivalents at quarter end of $1.8 billion and total liquidity of $2.5 billion; cash balance reflects $1 billion draw on $1.75 billion revolving credit facility

•	Awarded significant new business, including additional conquest awards in Seating

•	Recognized by GM as 2019 Supplier of the Year

•	Won 2020 PACE Award for Xevo Market, the first white-label, intelligent, in-vehicle commerce and services platform for the automotive industry

•	Demonstrated commitment to helping end racial injustice and fostering diversity, equity and inclusion through creation of new three-pillared initiative -- Drive, Educate, Fund

•	Joined the United Nations Global Compact, the world’s largest corporate responsibility initiative

•	Increased capacity to produce protective face masks for front line workers, local communities and Company employees; over 10 million masks made at 12 Lear plants on three continents

(more)

“The second quarter of 2020 was one of the most challenging in our history,” said Ray Scott, Lear’s President and CEO. “Our business was negatively impacted by unprecedented production shutdowns in our major markets in April and May. As restrictions and closures eased, we concentrated our efforts on safely and efficiently restarting operations, managing costs, and positioning the company to take advantage of growth opportunities. Following the resumption of production, we saw weekly improvements in capacity utilization and in our business performance throughout the month of June. We also had another quarter of strong business wins, including additional conquest business in Seating. I am so proud of the Lear team for what we have accomplished this quarter, and, while we will continue to face an uncertain operating environment in the near term, I am confident that the Lear team will continue to rise to the challenge.”

Second Quarter Financial Results
(in millions, except per share amounts)

	2020	2019
Reported
Sales	2,444.5	5,007.6
Net income/(loss)	$(293.9)	$182.8
Earnings/(loss) per share	$(4.89)	$2.92

Adjusted (1)
Core operating earnings	$(248.3)	$351.6
Adjusted net income/(loss)	$(248.6)	$235.8
Adjusted earnings/(loss) per share	$(4.14)	$3.78

Industry disruptions related to the COVID-19 pandemic during the second quarter impacted operations in every major market except for China. Global vehicle production declined by 46% compared to a year ago, with North America down 69%, Europe down 63% and China up 7%. Global production declines on a Lear sales-weighted basis(2) were approximately 55%.

Sales in the second quarter decreased 51% to $2.4 billion. Excluding the impact of foreign exchange and acquisitions, sales were down 50%, reflecting production declines related to the COVID-19 pandemic. Sales growth over market in the second quarter was 11% in E-Systems and 3% in Seating, or 5% overall. The growth in the second quarter was driven by strong demand relative to the overall market for luxury vehicles in Asia and the strong performance of full-size trucks and SUVs in North America.

Core operating earnings were $(248) million, compared to $352 million, or 7.0% of sales, in 2019.  The decline in earnings reflects the significant decrease in industry production. In the Seating segment, segment earnings and adjusted segment earnings were $(116) million and $(102) million, respectively. In the E-Systems segment, segment earnings and adjusted segment earnings were $(113) million and $(91) million, respectively.

Earnings per share were $(4.89).  Adjusted earnings per share were $(4.14), down from $3.78 in 2019, reflecting lower operating earnings.

In the second quarter of 2020, net cash used by operating activities was $(525) million, and free cash flow(1) was $(611) million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix.  Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Plant Operations

Most of Lear’s operations outside of China were closed for all of April and a portion of May. When production resumed, our plants came back online gradually, and by the end of the quarter, most of our plants in our major markets were operating at pre-COVID levels.

Lear’s top priority remains ensuring the health and safety of our employees. Our plant employees have returned to work and are efficiently working within the new safety protocols. While we experienced significant inefficiencies and incremental costs related to COVID-19 in the second quarter, these costs declined in the latter part of June.

Balance Sheet and Liquidity

The Company ended the second quarter with cash and cash equivalents of $1.8 billion, total liquidity of $2.5 billion and no significant near-term debt maturities. Lear is rated investment grade by Moody’s, Standard & Poor’s and Fitch Ratings.

To preserve liquidity and ensure its financial flexibility, Lear continues to focus on aggressively managing costs. The Company’s balance sheet remains strong, and we are confident in our liquidity position as we continue to navigate through the crisis.

2020 Financial Outlook

As the COVID-19 pandemic continues to evolve, there is uncertainty around its ultimate duration and impact. As a result, Lear is not providing 2020 guidance at this time.

Second Quarter 2020 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s second quarter 2020 financial results and related matters on August 4, 2020, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 877-270-2148 (U.S.) or 412-902-6510 (international) with Conference I.D. 7705540. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income (loss) before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “adjusted net income (loss) attributable to Lear” (adjusted net income (loss)), “adjusted diluted net income (loss) per share available to Lear common stockholders” (adjusted earnings per share) and “free cash flow” (each, a non-

GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted net income (loss) represents net income (loss) attributable to Lear adjusted for restructuring costs and other special items, including the tax effect thereon. Adjusted earnings per share represents diluted net income (loss) per share available to Lear common stockholders adjusted for the redeemable noncontrolling interest adjustment, restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by (used in) operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income (loss) and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company's results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income (loss), adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income (loss) attributable to Lear, diluted net income (loss) per share available to Lear common stockholders, cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended April 4, 2020, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of COVID-19 on the Company’s business and the global economy, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Our diverse team of talented employees in 39 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 166 on the Fortune 500.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Month Period Ended
	July 4, 2020	June 29, 2019
Net sales	$2,444.5	$5,007.6

Cost of sales	2,571.9	4,529.4
Selling, general and administrative expenses	150.9	157.1
Amortization of intangible assets	16.0	15.9
Interest expense	27.2	24.5
Other (income) expense, net	(3.2)	13.8

Consolidated income (loss) before income taxes and equity in net income of affiliates	(318.3)	266.9

Income taxes	(41.0)	73.3
Equity in net income of affiliates	(7.8)	(8.4)

Consolidated net income (loss)	(269.5)	202.0
Net income attributable to noncontrolling interests	24.4	19.2

Net income (loss) attributable to Lear	$(293.9)	$182.8

Diluted net income (loss) per share available to Lear common stockholders	$(4.89)	$2.92

Weighted average number of diluted shares outstanding	60.1	62.4

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Six Month Period Ended
	July 4, 2020	June 29, 2019
Net sales	$6,902.2	$10,167.7

Cost of sales	6,695.4	9,216.3
Selling, general and administrative expenses	294.6	305.4
Amortization of intangible assets	33.1	28.6
Interest expense	51.6	45.4
Other expense, net	37.3	18.2

Consolidated income (loss) before income taxes and equity in net income of affiliates	(209.8)	553.8

Income taxes	(14.5)	116.4
Equity in net income of affiliates	(9.4)	(10.7)

Consolidated net income (loss)	(185.9)	448.1
Net income attributable to noncontrolling interests	31.6	36.4

Net income (loss) attributable to Lear	$(217.5)	$411.7

Diluted net income (loss) per share available to Lear common stockholders	$(3.61)	$6.66

Weighted average number of diluted shares outstanding	60.3	62.7

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	July 4, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,775.5	$1,487.7
Accounts receivable	2,354.9	2,982.6
Inventories	1,245.4	1,258.2
Other	673.1	678.2
	6,048.9	6,406.7
Long-Term:
PP&E, net	2,618.3	2,704.2
Goodwill	1,606.1	1,614.3
Other	1,995.7	1,955.5
	6,220.1	6,274.0

Total Assets	$12,269.0	$12,680.7

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$7.1	$19.2
Revolving credit facility borrowings	1,000.0	—
Accounts payable and drafts	1,902.6	2,821.7
Accrued liabilities	1,859.9	1,811.2
Current portion of long-term debt	17.2	14.1
	4,786.8	4,666.2
Long-Term:
Long-term debt	2,302.7	2,293.7
Other	1,082.0	1,101.3
	3,384.7	3,395.0

Redeemable noncontrolling interest	114.3	118.4

Equity	3,983.2	4,501.1

Total Liabilities and Equity	$12,269.0	$12,680.7

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 4, 2020	June 29, 2019
Net Sales
North America	$739.9	$1,872.4
Europe and Africa	823.6	1,999.4
Asia	840.9	965.8
South America	40.1	170.0
Total	$2,444.5	$5,007.6

Content per Vehicle [1]
North America	$528	$441
Europe and Africa	$354	$347

Free Cash Flow [2]
Net cash provided by (used in) operating activities	$(524.5)	404.3
Capital expenditures	(86.1)	(136.5)
Free cash flow	$(610.6)	$267.8

Depreciation and Amortization	$130.3	$128.3

Estimated Impact of COVID-19 Pandemic [3]
Sales	$(2,600)	$—
Core operating earnings	$(600)	$—

Core Operating Earnings [2]
Net income (loss) attributable to Lear	$(293.9)	$182.8
Interest expense	27.2	24.5
Other (income) expense, net	(3.2)	13.8
Income taxes	(41.0)	73.3
Equity in net income of affiliates	(7.8)	(8.4)
Net income attributable to noncontrolling interests	24.4	19.2
Restructuring costs and other special items -
Costs related to restructuring actions	36.2	38.3
Acquisition costs	—	0.5
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	0.5
Other	9.8	6.0
Core operating earnings	$(248.3)	$351.6

Adjusted Net Income (Loss) Attributable to Lear [2]
Net income (loss) available to Lear common stockholders	$(293.9)	$181.9

Redeemable noncontrolling interest	—	0.9
Net income (loss) attributable to Lear	(293.9)	182.8
Restructuring costs and other special items -
Costs related to restructuring actions	38.9	38.3
Acquisition costs	—	0.5
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	0.6
Loss on extinguishment of debt	—	10.6
Gain related to affiliate	—	(1.6)
Other	4.7	4.0
Tax impact of special items and other net tax adjustments [4]	1.7	(0.5)
Adjusted net income (loss) attributable to Lear	$(248.6)	$235.8

Weighted average number of diluted shares outstanding	60.1	62.4

Diluted net income (loss) per share available to Lear common stockholders	$(4.89)	$2.92

Adjusted earnings per share	$(4.14)	$3.78

[1]Content per Vehicle for 2019 has been updated to reflect actual production levels.

[2]See "Non-GAAP Financial Information" included in this press release.

[3]Represents the volume-driven sales reduction, calculated using our pre-COVID sales forecast as a baseline and standard variable margins, and incremental costs, partially offset by government incentives and our cost reduction actions.

[4]Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 4, 2020	June 29, 2019
Net Sales
North America	$2,621.1	$3,748.5
Europe and Africa	2,576.2	4,170.8
Asia	1,517.2	1,921.5
South America	187.7	326.9
Total	$6,902.2	$10,167.7

Content per Vehicle [1]
North America	$506	$442
Europe and Africa	$363	$360

Free Cash Flow [2]
Net cash provided by (used in) operating activities	$(302.2)	455.9
Capital expenditures	(195.2)	(259.3)
Free cash flow	$(497.4)	$196.6

Depreciation and Amortization	$260.8	$251.9

Diluted Shares Outstanding at end of Quarter [3]	60,264,271	61,627,350

Estimated Impact of COVID-19 Pandemic [4]
Sales	$(3,500)	$—
Core operating earnings	$(800)	$—

Core Operating Earnings [2]
Net income (loss) attributable to Lear	$(217.5)	$411.7
Interest expense	51.6	45.4
Other expense, net	37.3	18.2
Income taxes	(14.5)	116.4
Equity in net income of affiliates	(9.4)	(10.7)
Net income attributable to noncontrolling interests	31.6	36.4
Restructuring costs and other special items -
Costs related to restructuring actions	70.2	94.2
Acquisition costs	—	1.5
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.0)
Other	7.3	16.6
Core operating earnings	$(43.4)	$729.8

Adjusted Net Income (Loss) Attributable to Lear [2]
Net income (loss) available to Lear common stockholders	$(217.5)	$417.5
Redeemable noncontrolling interest	—	(5.8)
Net income (loss) attributable to Lear	(217.5)	411.7
Restructuring costs and other special items -
Costs related to restructuring actions	72.9	94.2
Acquisition costs	—	1.5
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.4)
Loss on extinguishment of debt	21.1	10.6
Gain related to affiliate	—	(1.6)
Other	7.9	10.1
Tax impact of special items and other net tax adjustments [5]	(8.9)	(37.7)
Adjusted net income (loss) attributable to Lear	$(124.5)	$488.5

Weighted average number of diluted shares outstanding	60.3	62.7

Diluted net income (loss) per share available to Lear common stockholders	$(3.61)	$6.66

Adjusted earnings per share	$(2.06)	$7.79

[1]Content per Vehicle for 2019 has been updated to reflect actual production levels.

[2]See "Non-GAAP Financial Information" included in this press release.

[3]Calculated using stock price at end of quarter.

[4]Represents the volume-driven sales reduction, calculated using our pre-COVID sales forecast as a baseline and standard variable margins, and incremental costs, partially offset by government incentives and our cost reduction actions.

[5]Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	July 4, 2020	June 29, 2019
Adjusted Segment Earnings

Seating
Net sales	$1,754.9	$3,839.4

Segment earnings	$(116.4)	$283.2
Costs related to restructuring actions	14.4	29.5
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	0.4
Other	(0.1)	0.3
Adjusted segment earnings	$(102.1)	$314.5

Adjusted segment margins	(5.8)%	8.2%

E-Systems
Net sales	$689.6	$1,168.2

Segment earnings	$(113.4)	$84.7
Costs related to restructuring actions	21.2	8.7
Favorable tax ruling in a foreign jurisdiction	—	0.1
Other	1.2	0.4
Adjusted segment earnings	$(91.0)	$93.9

Adjusted segment margins	(13.2)%	8.0%

Lear Corporation and Subsidiaries
Supplemental Data
(Unaudited; in millions, except margins)

	Six Months Ended
	July 4, 2020	June 29, 2019
Adjusted Segment Earnings

Seating
Net sales	$5,121.5	$7,753.1

Segment earnings	$69.7	$535.5
Costs related to restructuring actions	27.7	75.7
Litigation	—	1.1
Favorable tax ruling in a foreign jurisdiction	—	(1.1)
Other	1.8	0.6
Adjusted segment earnings	$99.2	$611.8

Adjusted segment margins	1.9%	7.9%

E-Systems
Net sales	$1,780.7	$2,414.6

Segment earnings	$(81.0)	$213.0
Costs related to restructuring actions	41.9	18.2
Favorable tax ruling in a foreign jurisdiction	—	0.1
Other	0.8	2.9
Adjusted segment earnings	$(38.3)	$234.2

Adjusted segment margins	(2.2)%	9.7%